BRIGGS
BUNTING &
DOUGHERTY, LLP
- -----------------------------------------------------------------------------
Certified Public Accountants and Business Advisors

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                              ON INTERNAL CONTROL


BOARD OF DIRECTORS
EAGLE GROWTH SHARES, INC.
BOCA RATON, FLORIDA


In planning and performing our audit of the financial statements of Eagle Growth Shares, Inc. for the year ended November 30, 1999, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of November 30, 1999.

This report is intended solely for the information and use of management, the Board of Directors and the Securities and Exchange Commission, and should not be used for any other purpose.

                                     /s/BRIGGS, BUNTING & DOUGHERTY, LLP
                                        BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
DECEMBER 20, 1999